EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS

                                                             2000                  1999                   1998
                                                             ----                  ----                   ----
Total Comprehensive Earnings                             $  704,849            $  992,020              $ 893,489
Dividends Paid                                             (585,925)             (554,346)              (682,368)
                                                         ----------            ----------              ---------
                                                         $  118,924            $  437,674              $ 211,121
Weighted Average Shares Outstanding                          74,492                70,101                 66,763
Earnings Per Share of Common Stock                       $     1.60                  6.24                   3.16





























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